EXHIBIT 5.1

Leser, Hunter, Taubman & Taubman
17 State Street, Suite 2000
New York, New York 10004
(212) 732-7184 Fax: (212) 202-6380
E-mail: lou@lhttlaw.com

November 4, 2009

Radient Pharmaceuticals Corporation
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039

Ladies and Gentlemen:

We have acted as counsel to Radient Pharmaceuticals Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended  (the  "Act"), of a Shelf Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed registered direct offering of up to 1,582,278 units of securities composed of 3,164,557 shares of its common stock and warrants to purchase an additional  1,582,278 shares of common stock and up to 253,165 placement agent warrants to purchase 253,165 shares of Company's common stock (the "Securities") .

In so acting, we have  examined and relied upon the originals or copies,  certified or otherwise  identified to our satisfaction,  of such Company records, documents,  certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the selling shareholders, when sold under the circumstances  contemplated in the Registration Statement,  will be legally issued, fully paid and non-assessable.

The opinions we express herein are  limited  to  matters involving  the Delaware corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” included in the Prospectus forming a part of the Registration Statement.

Sincerely,

Lester, Hunter, Taubman & Taubman

By:  /s/ Louis Taubman
        Louis E. Taubman,
        Partner